TECH/OPS SEVCON, INC.

             155 NORTHBORO ROAD, SOUTHBOROUGH, MASSACHUSETTS 01772
                            TELEPHONE (508) 281-5510

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


        Notice is hereby given that the annual meeting of the stockholders of Tech/Ops Sevcon, Inc., a Delaware corporation, will be held at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 5:00 p.m. on Tuesday, January 27, 2004 for the following purposes:

1.      To elect three directors to hold office for a term of three years.

2. To approve amendments to the Company's 1996 Equity Incentive Plan as described in the proxy statement for the meeting.

3. To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on December 12, 2003 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                       By order of the Board of Directors,


                                               DAVID R. POKROSS, JR.
                                                    Secretary



Dated December 29, 2003


                              PROXY STATEMENT

APPROXIMATE DATE OF MAILING:  DECEMBER 29, 2003

               INFORMATION CONCERNING THE PROXY SOLICITATION

        The enclosed proxy is solicited by and on behalf of the Board of Directors of Tech/Ops Sevcon, Inc. (the "Company") for use at the annual meeting of stockholders of the Company to be held on January 27, 2004 at 5:00 p.m. at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to beneficial owners.

        On December 12, 2003, the Company had outstanding 3,125,051 shares of Common Stock, $.10 par value, which is its only class of stock outstanding and entitled to vote at the meeting. Stockholders of record at the close of business on December 12, 2003 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors, and FOR the amendments to the 1996 Equity Incentive Plan.


                    BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table provides information as to the ownership of the Company's Common Stock as of December 12, 2003 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) the executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors is shown in the table on pages 3 and 4 below.

Name and Address                     Amount Beneficially        Percent
of Beneficial Owner                       Owned (1)             of Class
-------------------                  -------------------        --------

Paul D. Sonkin /
Hummingbird Management LLC (2)            396,165 (3)             12.7%
  153 East 53rd Street 55th Floor
  New York, New York 10022

Dr. Marvin G. Schorr                      357,278 (4)             11.4%
  330 Beacon Street
  Boston, MA 02116

Wellington Management Company, LLP        308,000 (5)              9.9%
  75 State Street
  Boston, MA 02109

Bernard F. Start                          235,477 (4)              7.5%
  Dotland Grange
  Hexham, NE46 2JY, United Kingdom

Dimensional Fund Advisors, Inc.           164,300 (6)              5.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Paul A. McPartlin                          73,596 (7)              2.4%
  Tech/Ops Sevcon, Inc.
  155 Northboro Road
  Southborough, MA 01772

Matthew Boyle                              33,400 (8)              1.1%
  Tech/Ops Sevcon, Inc.
  155 Northboro Road
  Southborough, MA 01772

All current executive officers and
  directors as a group (8 persons)        804,381 (9)             25.7%


(1) Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed.

(2) As reported on Schedule 13D filed with the Securities and Exchange Commission on April 15, 2003, Mr. Sonkin is the managing member and control person of Hummingbird Management, LLC and of HVF Capital, which are the investment manager and general partner, respectively, of two investment funds, and these parties act together as a group with respect to their shareholdings in the Company.

(3) According to the Schedule 13D, Hummingbird Management, LLC has sole dispositive power over 394,675 of these shares, which are held by the investment funds, and Mr. Sonkin has sole dispositive power over 1,490 shares. Mr. Sonkin and Hummingbird Management LLC share voting power over all 396,165 shares.

(4) Includes 3,000 shares subject to stock options exercisable within sixty days.

(5) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003. Wellington Management Company, LLP, stated that it had shared voting power over 216,000 shares and shared investment power over 308,000 shares. The Company believes that Wellington Management Company LLP has disposed of these shares during fiscal 2003 and no longer holds a reportable position in the Company.

(6) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 7, 2003. The Company believes that Dimensional Fund Advisers, Inc. has reduced its shareholding during fiscal 2003 and no longer holds a reportable position in the Company.

(7) Includes 4,000 shares subject to stock options exercisable within sixty days.

(8) Includes 32,000 shares subject to stock options exercisable within sixty days.

(9) Includes 51,000 shares subject to stock options exercisable within sixty days.


                            ELECTION OF DIRECTORS

        The Company's Board of Directors has fixed the number of directors at seven. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The terms of three of the Company's current directors expire at the annual meeting. Dr. Marvin G. Schorr, David R.A. Steadman and Maarten D. Hemsley, who was elected as a director in July 2003, were approved by the Nominating and Governance Committee and are the Board's nominees for re-election to three-year terms by the stockholders at the annual meeting. The Company is not presently aware of any reason that would prevent any nominee from serving as a director if he is elected. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

        Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A "broker non-vote" occurs when a broker holding a customer's shares indicates on the proxy that the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter.

        The following table contains information on the three nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.
                                                      Has Been     No. of
                                                     a Director    Common
                                                       of the      Shares
                                                      Company  of the Company
                                                      or its       Owned
                              Business Experience    Predeces- Beneficially on
                                  During Past           sor      December 12,
                      Term       Five Years and      Tech/Ops,       2003
    Name             Expires  Other Directorships       Inc.     and Percent
                                                       Since     of Class (1)

Matthew Boyle         2005    President and Chief       1997        33,400
           (4)                Executive Officer of                  (1.1%)
Age - 41                      the Company since                     (2)
                              November 1997. Vice
                              President and Chief
                              Operating Officer of
                              the Company from
                              November 1996 to
                              November 1997.

* Maarten D. Hemsley  2004    Chief Financial           2003        -
                  (5)         Officer and a director                (#)
Age - 54                      (and until July 2001,
                              President) since 1988
                              of Sterling Construction
                              Company, Inc., a company
                              principally involved in
                              civil construction in
                              Texas. Fund manager at
                              J. O. Hambro Capital
                              Management Company Ltd.,
                              London, England, since
                              March 2001, with
                              responsibility for
                              Leisure & Media Venture
                              Capital Trust, plc.
                              President of Bryanston
                              Management Limited, a
                              specialized financial
                              services company, since
                              1993. Director of Nu Nu
                              Nurseries, plc, an
                              operator of children's
                              nurseries in the United
                              Kingdom, and director
                              of a number of US and
                              UK privately-held
                              companies.

Paul B. Rosenberg     2006    Former Treasurer of the   1988        87,480
        (4)(5)(7)             Company.                              (2.8%)
Age - 71                                                            (3)

*Dr. Marvin G. Schorr 2004    Chairman of the Company's  1951       357,278
             (4)(6)(7)        Board of Directors since              (11.4%)
Age - 78                      January 1988. Previously              (3)
                              Chairman of the Board of
                              Directors and President
                              of Tech/Ops, Inc., the
                              Company's predecessor.
                              Also Chairman of Helix
                              Technology Corporation, a
                              manufacturer of cryogenic
                              equipment.

Bernard F. Start      2006    Vice-Chairman of the       1988       235,477
Age - 65                      Board since November                  (7.5%)
                              1997. President and                   (3)
                              Chief Executive Officer
                              of the Company from
                              January 1988 to November
                              1997.

*David R. A. Steadman 2004    President of Atlantic      1997       6,000
             (5)(6)(7)        Management Associates,                ( # )
  Age - 66                    Inc., a management                    (3)
                              services firm, since 1988.
                              Chairman of Brookwood
                              Companies Incorporated, a
                              director of Aavid Thermal
                              Technologies, Inc., a
                              manufacturer of thermal
                              management products and a
                              director of several
                              privately held companies.

C. Vincent Vappi      2005    Until May 1991, Chairman   1971       11,150
          (5)(6)              and Chief Executive                   ( # )
Age - 77                      Officer of Vappi &                    (3)
                              Company, Inc., a general
                              building contractor.

        (#)     Less than 1%

        (1) Unless otherwise indicated, each director has sole voting and investment power with respect to the shares listed.

        (2) Includes 32,000 shares subject to stock options exercisable within sixty days.

        (3) Includes 3,000 shares subject to stock options exercisable within sixty days.

        (4)     Member of the Executive Committee.

        (5)     Member of the Audit Committee.

        (6)     Member of the Compensation Committee.

        (7)     Member of the Nominating and Governance Committee.

        During the fiscal year ended September 30, 2003, the Board of Directors held a total of eight meetings. Each director attended more than 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served.

Committees of the Board

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, all the members of which are independent, as defined by Securities and Exchange Commission rules and American Stock Exchange listing standards, as applicable.

        Audit Committee. The Audit Committee, which met four times during the fiscal year ended September 30, 2003, is composed of four directors. The Board has determined that at least one of the members of the Committee, Mr. Rosenberg, is an "audit committee financial expert," as defined by the Securities and Exchange Commission. The Committee selects, evaluates and oversees the Company's independent auditors, approves any engagement of the independent auditors to perform non-audit services, reviews the audited financial statements and discusses the adequacy and quality of the Company's financial reporting principles and procedures and its internal controls with management and the auditors. The Committee operates under a written charter, a copy of which, as revised by the Board in November 2003, is attached as Appendix 1. The Audit Committee's report appears on page 15.

        Compensation Committee. The Compensation Committee, which met twice during the fiscal year ended September 30, 2003, reviews and recommends to the Board the annual salary, bonus, stock options and other benefits of the senior executives. The Committee also administers the Company's Equity Incentive Plan. The Compensation Committee's report appears on page 8.

        Nominating and Governance Committee. Until the 2003 annual meeting, the full Board acted as a nominating committee. The Board has appointed the Nominating and Governance Committee, which has recommended the nominees named above for election at the 2004 meeting. The Nominating and Governance Committee approves nominations to the Board and recommends to the Board of Directors' action related to Board composition, size and effectiveness and management succession plans for the positions of Chairman of the Board and Chief Executive Officer.

Director Compensation

        Directors of the Company (except Mr. Boyle) are each paid $14,500 a year for their services. The Chairmen of the Audit Committee (Mr. Rosenberg in 2003) and Compensation Committee (Mr. Steadman in 2003), each receive an additional $1,000 a year.

        Under the Company's 1998 Director Stock Option Plan, on January 28, 1998, Messrs. Rosenberg, Schorr, Start, Steadman and Vappi were each granted an option for 5,000 shares of Common Stock at a price of $15.1875 per share, the fair market value of the Common Stock at that date. On his election to the board on July 21, 2003, Mr. Hemsley was granted an option for 5,000 shares of Common Stock at a price of $5.40 per share, the fair market value of the Common Stock at that date. All of the director options will expire 90 days after the tenth anniversary of the date of grant and will become exercisable in equal 500 share amounts on each of the first ten anniversaries of the date of grant. All outstanding options issued under the Plan become immediately exercisable in full in the event of a "Change in Control" of the Company (as defined in the Plan).

       The Company proposes to discontinue the 1998 Plan and provide for any future grants of options or other equity to non-employee directors under the 1996 Equity Incentive Plan, as described below.

                            EXECUTIVE COMPENSATION

        The following tables provide information for the last three fiscal years concerning the compensation of each of the executive officers of the Company whose total compensation exceeded $100,000 in the most recent fiscal year, and the value of unexercised stock options held by him at the end of such years.

Summary Compensation Table

                                                                    Long-Term
                     Fiscal  Annual Compensation                  Compensation
Name and Principal    Year                                           Awards
Position                                           Other Annual   Securities
                             Salary        Bonus   Compensation   Underlying
                                                       (1)        Options (#)

Matthew Boyle         2003   $189,213     $    -        -           20,000
  President and       2002   $186,388     $    -        -           10,000
  Chief Executive     2001   $182,750     $    -        -              -
  Officer

Paul A. McPartlin     2003   $113,420     $    -      $13,122       10,000
  Vice President,     2002   $100,190     $    -      $ 9,948          -
  Chief Financial     2001   $ 93,671     $    -      $ 9,671          -
  Officer and
  Treasurer

     (1) Company owned automobile

Option Grants in Last Fiscal Year

        The following table shows all stock options granted to the named executive officers of the Company during the fiscal year ended September 30, 2003:

                                                                 Potential
                              Percent                         Realizable Value
                              of Total                           At Assumed
                 Number of    Options                           Annual Rates
                 Securities  Granted to  Exercise              of Stock Price
                 Underlying   Employees  or Base                Appreciation
                  Options     in Fiscal   Price   Expiration   for Option Term
Name             Granted (#)    Year      ($\Sh)     Date      5% ($)  10% ($)
----             ----------  ----------  -------  ----------  ------- --------

Matthew Boyle (a)  20,000        26%       $4.37   4/30/2013  $55,000 $139,000
Paul A. McPartlin
(b)                10,000        13%       $4.37   4/30/2013  $27,000 $ 70,000

(a) These options become exercisable with respect to 2,000 shares on each anniversary of the grant date (February 28, 2013 in the case of the last 2,000 shares) or earlier with respect to all shares upon a change in control of the Company, as defined in the option grant.

(b) These options become exercisable with respect to 2,000 shares on each anniversary of the grant date or earlier with respect to all shares upon a change in control of the Company, as defined in the option grant.

Aggregated Options Exercises During Fiscal 2003 and Fiscal Year-End Option
Values

                                             Number of
                                             Securities        Value of
                                             Underlying        Unexercised
                                             Unexercised       In-the-Money
                   Number of                 Options           Options
                   Shares                    At 9/30/2003      at 9/30/2003(a)
                   acquired on     Value     Exercisable/      Exercisable/
Name               exercise       realized   Unexercisable     Unexercisable
----               -----------    --------   ---------------   ---------------

Matthew Boyle          -              -      26,000 / 54,000   $   - / $80,600
Paul A. McPartlin      -              -       3,000 / 12,000   $   - / $40,300

(a) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on September 30, 2003, which closing price was $5.95 per share.

Retirement Plan

        Mr. Boyle and Mr. McPartlin participate in the Company's U.K. Retirement Plan, a defined benefit plan, under which benefits at age 65 are based upon 1/60th of final U.K. - base salary (as defined) for each year of service, subject to a maximum of 2/3rds of final U.K. - base salary. A spouse's pension of 50% of the employee's pension is payable beginning at the death of the employee either before or during retirement. Pension payments escalate by at least 3% per year, compounded, and at a higher rate in certain circumstances. The employee contributes 5% (4% in 2001) of base salary, with the balance of the cost being met by the Company.

        The following table sets forth information concerning the annual benefits payable to the employee pursuant to the U.K. Retirement Plan upon retirement at age 65 for specified compensation levels and years of service classifications. Benefits under the U.K. Retirement Plan are computed solely on the U.K. base salary of participants, exclusive of bonuses, incentive and other compensation, and are not reduced on account of U.K. Social Security entitlement.

                           U.K. Retirement Plan Table

 Average Annual
  Earnings on                 Estimated Annual Pension Based on
 which Retire-                    Years of Service Indicated
 ment Benefits
   are based            15 years   20 years   25 years   30 years   35 years
--------------          --------   --------   --------   --------   --------

   $ 100,000            $ 25,000   $ 33,300   $ 41,700   $ 50,000   $ 58,300
     125,000              31,300     41,700     52,100     62,500     72,900
     150,000              37,500     50,000     62,500     75,000     87,500
     175,000              43,800     58,300     72,900     87,500    102,100
     200,000              50,000     66,700     83,300    100,000    116,700
     225,000              56,300     75,000     93,800    112,500    131,300
     250,000              62,500     83,300    104,200    125,000    145,800
     275,000              68,800     91,700    114,600    137,500    160,400
     300,000              75,000    100,000    125,000    150,000    175,000

        Credited years of service at September 30, 2003 were 7 for Mr. Boyle and 27 for Mr. McPartlin. The compensation of Mr. Boyle and Mr. McPartlin is entirely U.K. based.


                     COMPENSATION COMMITTEE REPORT

        The Company's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three independent directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company, and also reviews and determines the base salary and incentive compensation of the executive officers, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors, which, excluding employee directors, approves the actions of the Committee. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel, as well as management structure and organization. The Committee administers the Company's Equity Incentive Plan.

        The Company is now proposing to modify its approach to providing equity incentives in response to changing business needs and financial accounting requirements, as described below under "Approval of Amendments to 1996 Equity Incentive Plan." However, historically, the Company has used stock options as an important incentive to motivate executive officers and other key employees for improved long-term performance of the Company. When granting options the Committee has considered stock ownership, options currently held and options previously granted although it has not set specific levels of ownership for such grants. In April 2003 Mr Boyle, the President and Chief Executive Officer, was granted options to purchase 20,000 shares of common stock and Mr McPartlin, the Chief Financial Officer, was granted options to purchase 10,000 shares of common stock. Options over a total of 77,000 shares were granted to 12 employees during fiscal 2003.

        The Committee believes that the combination of salary and incentive compensation is the best method for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined based upon individual performance, level of responsibility and experience. The Committee reviews these salaries annually and measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of a group of peer companies. The Committee believes that the salaries of the Company's executive officers are within the range of these surveys. The peer companies are generally of about the same size as the Company and are in technical, rather than consumer or distribution fields. The Company believes that its competitors for executive talent are not necessarily companies which engage in the same business as the Company and, therefore, the companies used for comparative compensation purposes differ from the companies included in the Industrial Controls Industry Index.

        The recommended base salary and incentive compensation award for the President is determined each year by the Committee based upon its subjective assessment of the overall financial performance of the Company and the performance of the President relative to corporate objectives and other factors. In the light of the Company's financial performance during the prior year Mr. Boyle's base salary during fiscal 2003 increased to $190,000, up 1.7% from the prior year. No bonuses were awarded to the Company's executive officers for performance in fiscal 2003.

                                    Members of the Compensation Committee

                                    Marvin G. Schorr
                                    David R. A. Steadman, Chairman
                                    C. Vincent Vappi


                          PERFORMANCE GRAPH

        The following graph compares the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Market Value Index, and in the Media General Industrial Controls Sector Index during the period from September 30, 1998 through September 30, 2003.

                                    Value of Investment at September 30,
                                  ---------------------------------------
                                  1998   1999   2000   2001   2002   2003
                                  ----   ----   ----   ----   ----   ----
Tech/Ops Sevcon, Inc.              100     69     82     68     38     52
AMEX Market Value Index            100    116    139    104    113    140
Media General Industrial Controls
  Sector Index                     100    110    124    166    225    219

Assumes $100 invested on September 30, 1998 in each of the Company's Stock, the AMEX Market Value Index, and the Media General Industrial Controls Sector Index.

            APPROVAL OF AMENDMENTS TO 1996 EQUITY INCENTIVE PLAN

     The Board of Directors is seeking stockholder approval of changes to the Company's 1996 Equity Incentive Plan that are intended to permit more effective performance measures for equity compensation, reduce the cost of equity compensation on the Company's financial statements should equity compensation expensing become mandatory, reduce the administrative costs of plan administration, permit improved tax treatment for employees who receive equity compensation, and help the Company attract highly qualified directors.

     As described in more detail below, the changes to the Equity Incentive Plan include authority to set performance criteria for receipt of awards, permit issuing restricted stock units, and permit the exchange of stock options presently outstanding under the Equity Incentive Plan for restricted stock or restricted stock units having an equivalent value. The Company also proposes to issue any future equity compensation to non-employee directors under the Equity Incentive Plan, rather than under the 1998 Directors Stock Option Plan. The shares remaining in the Directors Plan that were previously authorized by the stockholders would be issuable under the Equity Incentive Plan, but the Company is not otherwise seeking an increase in the number of shares issuable under the Equity Incentive Plan.

The Current Plans

     The Company has relied on the Equity Incentive Plan since 1996 as an important tool to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Approximately 14 key employees are currently eligible to participate in the Equity Incentive Plan, which is administered by a committee of not less than three members of the Board of Directors (the "Committee"), currently the Compensation Committee. In addition, the Company has granted stock options to non-employee directors under the Directors Plan, the purpose of which is to align their interests with those of the stockholders by increasing the proprietary interest of the directors in the Company's growth and success and to attract and retain well-qualified persons to serve as directors. Six non-employee directors currently participate in the Plan.

Summary of Proposed Changes

- The following are the principal changes to the Equity Incentive Plan approved by the Board of Directors:

- The Committee will be explicitly authorized to set performance goals to be met before options could become exercisable or other awards could be earned.

- The types of awards available under the Equity Incentive Plan will be expanded to include restricted stock units, which are described under "Description of Awards" below.

- The Committee will be granted the express authority to exchange the stock options outstanding as of the Annual Meeting under the Equity Incentive Plan and the Directors Plan for restricted stock, restricted stock units, stock options, stock appreciation rights or cash having an equivalent value without further stockholder approval.

- Several plan provisions would be made clearer (e.g., the use of so-called "cashless," or "broker-assisted," option exercises, express authorization for performance-vesting of awards, and clearer authority for the Committee to set terms that improve the tax treatment of awards for foreign nationals).

- Loans to directors and executive officers under the Equity Incentive Plan for the exercise of options or the purchase of shares will be prohibited.

- No new options will be granted under the Directors Plan, the shares remaining under that plan will become issuable under the Equity Incentive Plan, and non-employee directors will become eligible to participate in the Equity Incentive Plan. All currently outstanding director options will be unaffected.

- The Equity Incentive Plan will have a term of ten years from the date of the Annual Meeting.

A copy of the amended Equity Incentive Plan is included as Appendix II to this proxy statement.

Reasons for the Changes

    The Board recommends that the Company's stockholders approve the amendments to the Equity Incentive Plan for the following reasons:

- The Board believes that it is important to provide the Committee with a clear means to set performance goals for options to become exercisable or other awards earned so that it has another tool to effectively tie employee rewards to stockholder benefits.

- Stockholder approval of the business criteria upon which objective performance goals may be established by the Committee would permit the company to take tax deductions for performance-based awards to certain executive-level employees under Section 162(m) of the tax code.

    The rules for accounting for the expense of equity compensation are expected to change in 2005, making it more advantageous to the Company to use awards other than stock options.

- Employees and directors may be better served from a tax perspective by the grant of restricted stock units in the U.S. and abroad.

- Approximately 58% of the outstanding options under the two Plans have exercise prices that exceed the fair market value of the Company's Common Stock, in most cases substantially. The Company believes that these are viewed as providing little or no incentive by the holders. For equity awards to continue to motivate and retain the Company's key employees and directors, the Committee needs the flexibility to permit participants to exchange underwater options for new awards that have an incentive component. The Company does not intend simply to reduce the exercise price of existing options. Instead, the Company would exchange existing options for new awards having an aggregate current value (determined using the Black-Scholes or other established valuation methods) equivalent to the awards being surrendered.

- The use of a single plan going forward should reduce administrative costs.

- Periodic equity grants that reflect the cyclical nature of the Company's business, as are permitted under the Equity Incentive Plan, are more attractive to prospective non-employee directors than the one-time awards (upon commencement of initial service and never thereafter) that are provided under the Directors Plan.

Description of Awards

     The amended Equity Incentive Plan provides for the following four basic types of awards:

Restricted Stock. The Committee may grant shares of Common Stock that are only earned if specified conditions, such as a completing a term of employment or satisfying pre-established performance goals, are met and that are otherwise subject to forfeiture.

Restricted Stock Units. The Committee may grant the right to receive shares of Common Stock in the future, also based on meeting specified conditions and subject to forfeiture. These awards are to be made in the form of "units," each representing the equivalent of one share of Common Stock, although they may be settled in either cash or stock. Restricted stock unit awards represent an unfunded and unsecured obligation of the Company. In the discretion of the Committee, units may be awarded with rights to the payment of dividend equivalents.

Stock Options. The Committee may grant options to purchase shares of Common Stock that are either incentive stock options (ISOs) eligible for the special tax treatment described below or nonstatutory stock options. No option may have an exercise price that is less than the fair market value of the Common Stock on the date of grant or a term of more than ten years. An option may be exercised by the payment of the option price in cash or with such other lawful consideration as the Committee may determine, including by delivery of a note (other than for a director or executive officer) or shares of Common Stock valued at their fair market value on the date of delivery.

Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights
(SARs), where the participant receives cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the Common Stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the Common Stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option.

Awards under the Equity Incentive Plan may contain such terms and conditions consistent with the Plan as the Committee in its discretion approves. In setting the terms of each award, except as noted above, the Committee has full discretion to determine the number of shares or units subject to the award, the exercise price or other consideration, if any, to be paid by the participant, the term and exercise period of each option granted, the conditions under which and the time or times at which an option becomes exercisable or under which the option, shares or units may be forfeited to the Company, and the other terms and conditions of the award. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Company. The terms and conditions of awards need not be the same for each participant. In general, the Committee has discretion to administer the Equity Incentive Plan in the manner that it determines, from time to time, is in the best interest of the Company. The Committee has not granted any SARs, restricted stock, or restricted stock units under the Equity
 Incentive Plan.

The maximum aggregate number of shares that may be granted to an Equity Incentive Plan participant in any calendar year is 60,000 shares, subject to adjustment for changes in capitalization. Incorporation of this limit is intended to qualify awards as performance-based compensation that is not subject to the $1 million limit on the Federal income tax deduction the Company may take for compensation paid to certain senior officers.

Shares Available for Issuance under the Plan

     The Company's stockholders have authorized a total of 279,000 shares of Common Stock for issuance under the Equity Incentive Plan. Since 1996, the Company has granted options to purchase 205,500 shares, of which options to purchase 42,500 shares were subsequently cancelled on termination of employment and returned to the Plan. There remain 116,000 shares available for awards in this Plan. The stockholders have approved a total of 50,000 shares of Common Stock for issuance under the Directors' Plan. Since 1998, the company has granted options to purchase 40,000 shares, of which 10,000 options were subsequently cancelled on termination of service and returned to the Plan. There remain 20,000 shares available for awards in the Directors Plan. As described above, these shares will become issuable under the amended Equity Incentive Plan. The number and kind of shares that may be issued under the Equity Incentive Plan are subject to adjustment to reflect stock dividends, recapitalizations or other changes affecting the Common Stock. If any award expires or is terminated unexercised or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares that would have been issuable will again be available for award under the plan.

Amendment

The Board may amend the Equity Incentive Plan subject any stockholder approval required to comply with any applicable tax or regulatory requirement. The Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory option, if the Committee determines that such action would not adversely affect the participant.

U.S. Federal Income Tax Consequences Relating to Awards

Incentive Stock Options. An optionee does not realize taxable income for regular tax purposes upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee in the year of option exercise. Under current tax laws, the optionee would pay the greater of the regular tax liability or the alternative minimum tax liability. In certain circumstances, optionees may recover all or substantially all of the alternative minimum tax liability created due to the exercise of an ISO in later tax years, including the year of sale of the shares. If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short or long-term capital gain or loss and will not result in any further deduction by the Company.

Restricted Stock. Generally, a recipient will be taxed at the time the conditions to earning the award are met. The excess of the fair market value of the shares at that time over the amount paid, if any, by the recipient for the shares will be treated as ordinary income. The recipient may instead elect at the time of grant to be taxed (as ordinary income) on the excess of the then fair market value of the shares over the amount paid, if any, for the shares. In either case, the Company receives a tax deduction for the amount reported as ordinary income to the recipient. Upon disposition of the shares, any appreciation or depreciation after the taxable event is treated as a short or long-term capital gain or loss and will not result in any further deduction by the Company.

Restricted Stock Units. A recipient does not realize taxable income upon the grant or vesting of a restricted stock unit. The recipient must include as ordinary income when an award is settled an amount equal to the excess of the fair market value of the shares (or the amount of cash) distributed to settle the award. The Company receives a corresponding tax deduction at the time of settlement. If the award is settled in shares, then any subsequent appreciation or depreciation is treated as short or long-term capital gain or loss and will not result in any further deduction by the Company.

Internal Revenue Code Section 162(m). United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than $1 million paid in any year to any of the five most highly paid executive officers (each, a "covered person") unless the compensation is "performance-based" as defined in the Section 162(m) of the tax code. Stock options and SARs granted under an equity compensation plan are performance-based compensation if (i) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (ii) any stock options or SARs are granted by a committee consisting solely of outside directors, and (iii) the stock options or SARs have an exercise price that is not less than the fair value of common stock on the date of grant.

In the case of restricted stock and restricted stock units, Section
162(m) requires that the general business criteria of any performance goals that are established by the committee be approved and periodically reapproved by stockholders in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the committee.

The Compensation Committee has approved the following list of business criteria upon which it may establish performance goals for deductible performance-based awards made to covered persons: (i) increases in the price of the Common Stock; (ii) market share; (iii) sales; (iv) revenue; (v) return on equity, assets, or capital; (vi) economic profit (economic value added);
(vii) total shareholder return; (viii) costs; (ix) expenses; (x) margins; (xi) earnings or earnings per share; (xii) cash flow; (xiii) customer satisfaction;
(xiv) operating profit; or (xv) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices. Performance goals may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works, or on the performance of the Company generally. Stockholder approval of these business criteria will enable the Company to realize a full income tax deduction for awards under the plan, if any, where the deduction would otherwise be restricted.

Option Grants and Outstanding Options.

Under the Equity Incentive Plan to date, the Company has granted stock options to purchase shares of Common Stock in the following amounts: (i) to Matthew Boyle, President and Chief Executive Officer, 80,000 shares, (ii) to Paul A. McPartlin, Vice President and Chief Financial Officer, 15,000 shares, (iii) to all current executive officers as a group (2 persons), 95,000 shares, and (iv) and to all other employees as a group, 110,500 shares. No one other than Messrs. Boyle and McPartlin has been granted more than 5% of the options granted under the Equity Incentive Plan. Grants under the Directors' Plan have been made as described above under "Election of Directors - Director Compensation."

Outstanding Options

The following table sets out the status of Securities authorized for issuance under equity compensation plans at September 30, 2003.

------------------------------------------------------------------------------
Plan Category           Number of    Weighted-    Number of      Number of
                        securities   average      securities     securities
                        to be        exercise     remaining      remaining
                        issued upon  price of     available      available
                        exercise of  outstanding  for future     for future
                        outstanding  options,     issuance       issuance
                        options      warrants     under equity   under equity
                        warrants     and rights   compensation   compensation
                        and rights                plans          plans
                                                  (excluding     (excluding
                                                  securities     securities
                                                  reflected in   reflected in
                                                  column (a) at  column (a) at
                                                  end of year    beginning of
                                                                 year
------------------------------------------------------------------------------
                          (a)           (b)          (c)             (d)
------------------------------------------------------------------------------
Equity compensation
  plans approved by
  security holders:
    1996 Equity
     Incentive Plan      163,000        $8.51       116,000         39,500
    1998 Director Stock
     Option Plan          30,000       $13.56        20,000         25,000
------------------------------------------------------------------------------
  Sub Total              193,000        $9.29       136,000         64,500
------------------------------------------------------------------------------
Equity compensation
  plans not approved
  by security holders          -            -             -              -
------------------------------------------------------------------------------
Total                    193,000        $9.29       136,000         64,500
------------------------------------------------------------------------------

The closing price of the Common Stock on the American Stock Exchange on December 12, 2003 was $5.15

Vote Required

Approval of the amendment and restatement of the Equity Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the annual meeting. Broker non-votes will not be counted as present or represented for this purpose and accordingly will have no effect on the outcome. Abstentions will be counted as present and entitled to vote and accordingly will have the effect of negative votes.

The Directors recommend a vote FOR this proposal.

                             AUDIT COMMITTEE REPORT

        In the course of its oversight of the Company's financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended September 30, 2003, (ii) discussed with Grant Thornton LLP, the Company's independent auditors, the matters required to be discussed by Statement on Accounting Standard No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Grant Thornton LLP its independence.

        Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the Securities and Exchange Commission.

                                          Members of the Audit Committee

                                          Paul B. Rosenberg, Chairman
                                          Maarten D. Hemsley
                                          David R. A. Steadman
                                          C. Vincent Vappi

                                AUDITORS

        The Company dismissed Arthur Andersen LLP ("Andersen") as its independent accountants on May 30, 2002. The Company's Audit Committee and Board of Directors approved this action, which was reported in the Company's Form 8-K filed with the Securities and Exchange Commission on June 5, 2002.

        Andersen's reports on financial statements of the Company for the year ended September 30, 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended September 30, 2001 and the interim period between September 30, 2001 and May 30, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the year ended September 30, 2001 and the interim period between September 30, 2001 and May 30, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

        The Company was unable, after reasonable efforts, to have Arthur Andersen review and respond to the above disclosure; however, Arthur Andersen provided a letter dated June 5, 2002 stating that it was in agreement with the disclosure included in the paragraphs of Item 4 of the Form 8-K, which disclosure is the same as the disclosure in the preceding paragraph.

        On June 26, 2002, the Company engaged Grant Thornton LLP as its new independent accountant. The Company's Audit Committee and Board of Directors approved this action. During the year ended September 30, 2001 and the interim period between September 30, 2001 and June 26, 2002, the Company did not consult with Grant Thornton LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements or (iii) any matter that was either the subject of a disagreement (as described above) or a reportable event.

        Representatives of Grant Thornton LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The fees billed by Grant Thornton LLP, the Company's principal accountant, for each of the last two fiscal years are set out below:

------------------------------------------------------------------------------
                                                     (in thousands of dollars)
------------------------------------------------------------------------------
                                                               2003      2002
------------------------------------------------------------------------------
Audit fees                                                  $   125   $    79
Audit-Related fees                                                4         4
Tax fees                                                         29        26
All other fees                                                    -         -
------------------------------------------------------------------------------
Total                                                       $   158   $   109
------------------------------------------------------------------------------

            The audit-related fees in both 2003 and 2002 relate to the audit of the pension plan for the Company's UK subsidiary. The tax-related fees are for the filing of the Company's tax returns in both the United States and the United Kingdom.

            All of the above fees were approved by the Audit Committee before the respective engagements were undertaken. The Company has not adopted pre-approval policies and procedures relating to non-audit services.

            DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the annual meeting in 2005, it must be received by the Company at 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Treasurer, no later than August 29, 2004.


                          ADVANCE NOTICE PROVISIONS FOR
                       STOCKHOLDER PROPOSALS AND NOMINATIONS

        The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting, except that if notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons owning more than 10% of our registered equity securities to file with the Securities and Exchange Commission reports of their initial ownership and of changes in their ownership of our common stock and to provide us with copies of all Section 16(a) reports they file.

        Based on a review of the reports filed by such persons with respect to our last fiscal year, the Company believes that all its executive officers and directors have complied with the Section 16(a) filing requirements. The shareholder group comprised of Paul D. Sonkin, Hummingbird Management LLC and related entities filed late its initial report of beneficial ownership and a report covering two subsequent purchases of shares. The initial report omitted certain shares and has since been corrected.

                                OTHER BUSINESS

        The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.


Dated December 29, 2003

                                                                   APPENDIX 1
                           TECH/OPS SEVCON, INC

                                CHARTER
                 AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE:

The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements, including by reviewing the financial reports and other financial information provided by the Company, the Company's disclosure controls and procedures and internal accounting and financial controls, and the annual independent audit process.

In discharging its oversight role, the Audit Committee is granted all responsibilities and authority required by SEC Rule 10A-3, including without limitation the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, and the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. In this connection, the Committee, as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between Management and the outside auditor regarding financial reporting.

The Committee shall receive direct reports from the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor and for approving all auditing services and permitted non-audit services provided by the outside auditor.

The Committee will annually assess its own performance and review and assess the adequacy of this charter and recommend any changes to the Board

MEMBERSHIP AND TERM OF APPOINTMENT:

The Audit Committee shall consist of not less than three Directors. A chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the independent Directors.

All Committee members shall be independent Directors:

- Who have no relationship to the Company that may interfere with the exercise of their independent judgment;

- Who do not receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, other than in the member's capacity as a member of the Board or any of its committees;

- Who are not "affiliated persons" (as defined by applicable law or regulation) of the Company or any subsidiary, other than as members of the Board or any of its committees; and

-    Who are financially literate.

In addition, at least one member of the Committee will have accounting or related financial management expertise, and, to the extent practicable, be an "audit committee financial expert" as that term is defined by the SEC.

QUORUM AND VOTING:

At the meetings of the Audit Committee, the presence of a majority of all members shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all members shall be necessary to take any action. The responsibilities of the committee may, to the extent permitted by applicable law and Amex rules, be delegated to one or more members of the committee.

RULES:

The Audit Committee may adopt such rules and regulations, not inconsistent with law nor with the provisions of the Certificate of Incorporation or the By-Laws, or of any applicable resolution of the Board of Directors, for the calling and holding of meetings of the Committee and for the transaction of business at such meetings, as the Committee may deem necessary and desirable. The Committee shall keep regular minutes of its proceedings, and shall report the same to the next meeting of the Board of Directors.

RESOURCES AND AUTHORITY:

The Audit Committee shall be provided with the necessary resources, including staff and administrative support and periodic education, by the Company to effectively discharge its duties and responsibilities assigned by the Board of Directors. The Audit Committee shall have the discretion to institute investigations of improprieties or suspected improprieties, including the standing authority to retain special counsel or other staff, with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have full authority to approve funding by the Company for the payment of compensation to outside auditors and any independent counsel or other advisors retained by the Committee.

KEY RESPONSIBILITIES:

The Audit Committee's role is one of oversight, and it is recognized that Management is responsible for preparing the Company's financial statements, and that the outside auditor is responsible for auditing those financial statements.

The common recurring activities of the Committee in carrying out its oversight role shall include the following functions, which are set forth as a guide and may be varied and supplemented from time to time as appropriate under the circumstances.

- The Committee shall meet at least quarterly and shall call special meetings, as circumstances require. When appropriate, the Audit Committee shall meet with legal counsel to discuss legal matters that may have an impact on the Company's financial statements.

- The Committee shall periodically discuss with Management and the outside auditor the quality and adequacy of the Company's internal controls and internal auditing procedures, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves Management or other employees who have a significant role in the Company's internal controls, and discuss with the outside auditor how the Company's financial systems and controls compare with industry practices.

- The Committee shall periodically review the adequacy and effectiveness of the Company's disclosure controls and procedures.

- The Committee shall review with Management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statements on Auditing Standards No. Numbers 61 Communication with Audit Committees and 90 Audit Committee Communications.

- If necessary, the Committee shall review as a whole, or through the Committee chair, with the outside auditor, prior to filing with the SEC, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS Nos. 61 and 90.

- The Committee shall periodically review with Management and the outside auditor the quality, as well as acceptability, of the Company's accounting policies, and discuss with the outside auditor how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, the ramifications of use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor.

- The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company's financial statements.

- The Committee shall review with Management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements, and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

- The Committee shall review with Management and the outside auditor the Company's critical accounting policies and practices.

- The Committee shall review with the outside auditor all material communications between the outside auditor and Management, such as any management letter or schedule of unadjusted differences.

- The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1 - Independence Discussions with Audit Committees and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take appropriate action regarding the independence of the outside auditor.

- The Committee shall periodically review and evaluate the qualifications and performance of the outside auditor, including obtaining annual reports on the outside auditor's quality control procedures, any material issues raised by the most recent internal quality control and peer reviews of the outside auditor and any inquiry or investigation by governmental or professional authorities within the preceding five years respecting any independent audits carried out by the outside auditor, and any steps taken to deal with such issues.

- The Committee shall review and discuss with Management the Company's policies with respect to earnings press releases and earnings guidance, including the use of pro forma information, to be provided by the Company publicly or to analysts and ratings agencies.

- The Committee shall discuss with Management the Company's major financial risk exposures and the steps Management has taken to monitor and control such exposures.

- On an ongoing basis, the Committee shall conduct an appropriate review of, and report to the Board with respect to, all proposed related-party transactions with the Company where the amount involved exceeds $60,000. All such transactions shall be subject to prior approval by the Committee. "Related-party transactions" shall be defined in accordance with the broadest applicable Amex, SEC or statutory definition then in effect, and generally shall include transactions between the Company and Company Directors; executive officers; nominees for election as director; stockholders; or their respective affiliates or immediate family members.

- The Committee shall approve the engagement of the outside auditor and shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor (subject to any de minimus exception permitted by SEC rules), taking into account whether such non-audit services are compatible with maintaining the outside auditor's independence. The Committee may designate an individual Committee member to pre-approve audit and permissible non-audit services, provided that such approvals be presented to the full Committee at the next scheduled meeting.

- The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the financial statements should be included in the Company's Annual Report on Form 10-K.


Complaint Procedures:

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The existence and nature of the reporting procedures shall be communicated to all employees and, to the extent appropriate, to agents of the Company. It shall be a violation of the code of ethics to intimidate or impose any form of retribution on any employee or agent who utilizes such reporting system in good faith to report suspected violations (except that appropriate action may be taken against such employee or agent if such individual is one of the wrongdoers).

                                                                   APPENDIX II

                             TECH/OPS SEVCON, INC.

                           1996 EQUITY INCENTIVE PLAN

                            (As Amended and Restated)

1.   Purpose and History

The purpose of the Tech/Ops Sevcon, Inc. 1996 Equity Incentive Plan as amended and restated (the "Plan") is to attract and retain key employees, directors, and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

The Plan was originally adopted by the Board and approved by the Company's stockholders effective as of January 31, 1996. The Board and the Company's stockholders subsequently approved an amendment to the Plan effective as of January 21, 2003 increasing the number of shares available for award.

The Board and the Company's stockholders also adopted and approved the establishment of the 1998 Director Stock Option Plan effective as of January 28, 1998 (the "Directors' Plan"). Effective as of January 27, 2004, non-employee directors of the Company shall be eligible to participate in this Plan, any remaining shares of Common Stock available for grant under the Directors' Plan shall instead be available for issue under this Plan, and no further options shall be granted under the Directors' Plan. Any options that are outstanding under the Directors' Plan as of January 27, 2004, shall continue to be governed by the terms and conditions of the Directors' Plan and the relevant grant agreements.

2.   Definitions

"Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

"Award" means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Foreign National Award granted under the Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

"Committee" means one or more committees each comprised of not less than three members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If a Committee is authorized to grant Awards to a Reporting Person or Covered Employee, each member shall be a "disinterested person" or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

"Common Stock" or "Stock" means the Common Stock, $.10 par value, of the Company.

"Company" means Tech/Ops Sevcon, Inc.

"Covered Employee" means a "covered employee" within the meaning of Section 162(m)(3) of the Code.

"Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

"Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

"Foreign National Award" - See Section 9(i).

"Incentive Stock Option" - See Section 6(a).

"Nonstatutory Stock Option" - See Section 6(a).

"Option" - See Section 6(a).

"Participant" means a person selected by the Committee to receive an Award under the Plan.

"Performance Goals" means with respect to any Performance Period, one or more objective performance goals based on one or more of the following objective criteria established by the Committee prior to the beginning of such Performance Period or within such period after the beginning of the Performance Period as shall meet the requirements to be considered "pre-established performance goals" for purposes of Code Section 162(m):
(i) increases in the price of the Common stock; (ii) market share;
(iii) sales; (iv) revenue; (v) return on equity, assets, or capital;
(vi) economic profit (economic value added); (vii) total shareholder return;
(viii) costs; (ix) expenses; (x) margins; (xi) earnings or earnings per share;
(xii) cash flow; (xiii) customer satisfaction; (xiv) operating profit; or
(xv) any combination of the foregoing, including without limitation goals based on any of such measures relative to appropriate peer groups or market indices. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

"Performance Period" means the period of service designated by the Committee applicable to an Award subject to Section 9(l) during which the Performance Goals will be measured.

"Reporting Person" means a person subject to Section 16 of the Exchange Act.

"Restricted Period" - See Section 8(a).

"Restricted Stock" - See Section 8(a).

"Restricted Stock Unit" - See Section 8(c).

"Stock Appreciation Right" or "SAR" - See Section 7(a).

3.   Administration

The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to
Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants, a maximum for any one Participant, and such other features of the Awards as required by applicable law.

4.   Eligibility

All employees and, in the case of Awards other than Incentive Stock Options under Section 6, consultants and directors of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

5.   Stock Available for Awards

(a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 250,000 shares of Common Stock, together with all shares of Common Stock available for issue under the 1987 Plan on January 31, 1996, and all shares of stock available for issuance under the Directors' Plan as of January 27, 2004. If any Award (including any grant under the 1987 Plan or the Directors' Plan) expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to all Awards that may be granted under this Plan to any Participant in the aggregate in any calendar year shall not exceed 60,000 shares, subject to adjustment under subsection (b).

6.   Stock Options

(a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

(b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable securities laws, as it considers necessary or advisable.

(c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or through a so-called "cashless" or "broker-assisted" exercise. To the extent permitted by the Committee at or after the grant of the Option, such payment may also be made by delivery of a note (subject to the limitations of Section 9(g)) or shares of Common Stock owned by the optionee, including vested Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

7.   Stock Appreciation Rights

(a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property.

(b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

(c) Limited SARs. An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during a specified period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

8.   Restricted Stock and Restricted Stock Units

(a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

(c) Restricted Stock Units. Subject to the provisions of the Plan, the Committee may grant the right to receive in the future shares of Common Stock subject to forfeiture ("Restricted Stock Units") and determine the duration of the Restricted Period during which, and the conditions under which, the Award may be forfeited to the Company and the other terms and conditions of such Awards. Restricted Stock Unit Awards shall constitute an unfunded and unsecured obligation of the Company, and shall be settled in shares of Common Stock or cash, as determined by the Committee at the time of grant or thereafter. Such Awards shall be made in the form of "units" with each unit representing the equivalent of one share of Common Stock.

9.   General Provisions Applicable to Awards

(a) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. If then permitted by Rule 16b-3, such Awards shall also be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

(b) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan (including but not limited to the requirement that a Participant satisfy Performance Goals) or to comply with applicable tax and regulatory laws and accounting principles.

(c) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(e) Termination of Employment or Service. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment or service of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder. Unless the Committee provides otherwise in any case, a Participant's employment or other service shall have terminated for purposes of this Plan at the time the entity by which the Participant is employed or to which the Participant renders service ceases to be an Affiliate of the Company.

(f) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter. Notwithstanding the foregoing, no loans may be made to any director or executive officer (or equivalent thereof) of the Company which would be prohibited by Section 13(k) of the Exchange Act.

(h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i) Foreign National Awards. Notwithstanding anything to the contrary contained in this Plan, Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(k) Exchange Programs. In addition to the authority granted to the Committee in Section 9(j), the Committee may, without further shareholder approval, engage in one or more exchange offers under which Participants may elect to exchange or surrender their outstanding Awards (including awards made under the Directors' Plan) for other Awards or cash (each, an "Exchange Program"). Each Exchange Program shall provide that each eligible Participant must exchange or surrender Awards with a fair value (as determined by the Committee using established methods including but not limited to Black-Scholes) equal to or greater than the fair value of the replacement Award or the present value of any cash consideration, as the case may be. No Award granted on or after January 27, 2004, shall be eligible for any Exchange Program.

(l) Code Section 162(m) Provisions. If the Committee determines at the time Restricted Stock or a Restricted Stock Unit is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant's right to receive cash, Shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a Performance Period. Prior to the payment of any Award subject to this Section 9(l), the Committee shall certify in writing that the Performance Goals applicable to such award were met. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(l) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

10.   Miscellaneous

(a) No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or service, or to limit the right of the Company to discharge any Participant at any time.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan as herein amended and restated shall be effective on January 27, 2004. Unless terminated earlier by the Board, the Plan shall terminate such that no further Awards shall be made as of January 27, 2014.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.




(FORM OF PROXY CARD)                                         APPENDIX III

                       TECH/OPS SEVCON, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held January 27, 2004

     The undersigned appoints Marvin G. Schorr, Paul A. McPartlin and David R. Pokross, Jr. and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of Tech/Ops Sevcon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held January 27, 2004 at the offices of Palmer & Dodge, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts at 5:00 p. m. and at any adjournments thereof.

         Please complete, sign and date on reverse side and mail in enclosed envelope

------------------------------------------------------------------
                                                               _____
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE \____\
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE       \  X \
                                                               \____\


1. Election of Directors for three-year terms

Nominees:
Schorr      O
Steadman    O
Hemsley     O

\__\ FOR ALL
     NOMINEES

\__\ WITHOLD AUTHORITY
     FOR ALL NOMINEES

\__\ FOR ALL EXCEPT (see instructions below)

INSTRUCTION To withhold authority for any individual nominee(s) mark \_\
FOR ALL EXCEPT and fill in the circle next to each nominee you wish to withhold as shown here O

2 Proposal to amend the 1996 Equity Incentive Plan

\__\ FOR

\__\ AGAINST

\__\ ABSTAIN

This proxy will be voted FOR all nominees for Director and FOR the proposal to amend the 1996 Equity Incentive Plan if no contrary instructions are given. The Proxies are authorized to vote in their discretion upon other business that may properly come before the meeting.

To change the address on your account, please check the box a right \_\ and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder ____________ Date:____________
Signature of Stockholder ____________ Date:____________

Note: Please sign exactly as your name of names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee of guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.